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                                                                   EXHIBIT 10.8





[PICKER LETTERHEAD]



July 31, 1995


William L. Stafford
Vice President, Sales and Service
Merge Technologies, Inc.
1126 South 70th Street
Milwaukee, Wisconsin 52314-3151

RE: LETTER OF INTENT


Dear Mr. Stafford:

This Letter of Intent will set forth a summary of the principal terms of a Distribution Agreement ("Agreement") that Picker International, Inc. ("Picker") and Merge Technologies, Inc. ("Merge") intend to enter into establishing
Picker as a Value Added Reseller of Merge components. The purpose of this Agreement is to allow the parties to grow a systems integration business in the area of image management and distribution for diagnostic imaging.

Relationship:

Picker shall serve as a non-exclusive, independent, Value Added Reseller of Merge components.

Term:

The term of the Agreement shall be three years from the date of signing, renewable at the end of the term for additional term(s) of one year.

Territory:

Picker's territory shall include North America, the United States territories and the countries of the Carribean basin. Picker shall have the option to expand distribution rights to include Latin (Central and South) America on mutually agreeable terms.

Products:

Picker shall have rights to distribute the products listed on Attachment A, including any new or improved versions or related products which Merge may develop during the term of this Agreement.

Responsibilities of Picker:

Sale, installation, and on-site service support of the products; provision of reports concerning sales/quotation activity and forecasts; provision of end-user feedback.

Responsibilities of Merge:

Provision of sales collaterals; support of the selling effort through training of and response to Picker's HCP region sales specialists; training of core service personnel and provision of service documentation (either in bulk or electronic, reproducible); provision of consulting, support, and/or integration services on a fee basis in support of Picker's efforts with its customers.



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Mr. William L. Stafford
July 31, 1995
Page 2


Pricing:

Systems: [**] during the first year of the Agreement. [**] sales are FOB ex works Milwaukee, 10% on order with balance invoiced at shipment.

Service: [**] billable in 1/2 day increments, plus documented travel and reasonable per diem expense. Service shall be preauthorized by Picker HCP via purchase order or other HCP authorized mechanism. Included services consist of [**]
Goals:

First Year Sales:  [**]
Second Year Sales: [**]
Third Year Sales:  [**]

Average System value at end-user list price - [**]

Promotion:

Picker and Merge will work in collaboration to develop promotions and other marketing programs for the Products. Implementation of such promotion will be the responsibility of Picker, and Picker shall determine the promotions to be utilized.

Other Agreements:

Picker will execute all agreements necessary to implement the intent of this Agreement, including Merge's software licensing agreement and purchase documentation in agreed-upon form.

We look forward to working with you.

Very truly yours,


/s/ Kathleen H. Fehling
Kathleen H. Fehling
Vice President, Marketing and Service
Picker Health Care Products Division

ACCEPTED:

MERGE TECHNOLOGIES, INC.

BY:  /s/ William L. Stafford            DATE:  August 15, 1995

ITS:  Vice President, Sales and Service



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                                 ATTACHMENT A

                                  PRODUCTS


Model   Description                                                 List Price

LFM     Laser Film Manager, MergeCOM-3 (DICOM) input to               $18,500
        parallel laser print port output with queue control and refilming capability


DPS     DICOM Print Server, DICOM input to Helios 8x10 and             16,500
        parallel laser print port output


DPI     Digital Print Interface, parallel laser port input, with       16,500
        host control protocol or keypad and foot switch, to MergeCOM-3 (DICOM) output, TCP/IP


VPI     Video Print Interface, analog video print input (up            16,500
        to 40mhz video), with host control protocol or keypad and foot switch, to MergeCOM-3 (DICOM) output, TCP/IP


UPI     Ultrasound Print Interface, analog video print input           13,500
        (up to 15mhz video), with keypad and foot switch, to MergeCOM-3 (DICOM) output, TCP/IP